UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 2, 2017

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor

            Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

            (301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

            N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed by First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the completion on October 2, 2017 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 27, 2017 (the “Merger Agreement”), by and among the Company, First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (“Company LP”), Government Properties Income Trust, a Maryland real estate investment trust (“GOV”), GOV NEW OPPTY REIT, a Maryland real estate investment trust and wholly-owned subsidiary of GOV (“REIT Merger Sub”), and GOV NEW OPPTY LP, a Delaware limited partnership, majority-owned subsidiary of REIT Merger Sub and wholly-owned subsidiary of GOV (“Partnership Merger Sub”). Pursuant to the Merger Agreement, Partnership Merger Sub merged with and into Company LP (the “Partnership Merger”), with Company LP surviving as a majority-owned subsidiary of the Company, and immediately following the Partnership Merger, the Company merged with and into REIT Merger Sub (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”), with REIT Merger Sub surviving (the “Surviving Company”), and the separate corporate existence of the Company ceased.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Mergers, on October 2, 2017, the Company repaid all amounts outstanding under the Amended, Restated and Consolidated Credit Agreement, dated as of December 4, 2015, by and among Company LP, the Company, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto (the “Credit Agreement”). Effective upon such repayment, the following agreements were terminated, other than with respect to contingent indemnification obligations, which survive any termination in accordance with the terms of such loan documents:

•	the Credit Agreement;

•	Subsidiary Guaranty, dated as of December 4, 2015, by certain subsidiaries of Company LP in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Credit Agreement;

•	Parent Guaranty (Springing), dated as of December 4, 2015, by the Company in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Credit Agreement; and

•	all related loan documents.

Company LP paid a 1.00% prepayment fee in connection with the early repayment of $100,000,000 aggregate principal amount of certain term loans under the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 2, 2017, pursuant to the Merger Agreement, the Company merged with and into REIT Merger Sub, with REIT Merger Sub surviving, and the separate corporate existence of the Company ceased. The REIT Merger immediately followed the Partnership Merger, in which Partnership Merger Sub merged with and into Company LP, with Company LP surviving as a majority-owned subsidiary of the Company.

At the effective time of the REIT Merger (the “REIT Merger Effective Time”), each common share of beneficial interest of the Company, par value $0.001 per share (the “Common Shares”), including each restricted Common Share, whether or not vested or subject to performance conditions (which vested in accordance with their respective terms or the Company’s equity incentive plan or the Merger Agreement, as applicable), issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive an amount in cash equal to $11.15, without interest (the “REIT Per Share Merger Consideration”), less any applicable tax withholding.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of limited partnership interest in Company LP issued and outstanding immediately prior to the Partnership Merger Effective Time (other than any limited partnership units held by the Company) was converted into the right to receive an amount in cash per partnership unit equal to the REIT Per Share Merger Consideration, less any applicable tax withholding, except for certain holders of limited partnership interests that elected, subject to certain requirements and conditions, to have such holder’s units of limited partnership interests converted into an equal number of a new class of 5.5% Series A Preferred Units of Company LP.

In addition, immediately prior to the REIT Merger Effective Time, each outstanding option to purchase Common Shares became fully vested and exercisable and was cancelled in exchange for the right to receive a single, lump sum cash payment based on the excess, if any, of the REIT Per Share Merger Consideration over the applicable exercise price per share of such Company option.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 28, 2017, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 2, 2017, in connection with the completion of the REIT Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading in the Common Shares and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the outstanding Common Shares. As a result, all Common Shares were removed from trading on the NYSE on October 2, 2017 before the opening of trading on the NYSE. Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(b) of the Exchange Act with respect to the Common Shares. Once such measures become effective, the Surviving Company, as successor to the Company, will no longer be required to prepare and file public reports and will cease to file reports with the SEC.

Item 5.01.	Changes in Control of the Registrant.

The information provided in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The total consideration with respect to the Mergers was approximately $1.4 billion, including approximately $652 million in cash, the repayment of approximately $493 million of the Company’s debt, the assumption of approximately $168 million of the Company’s mortgage debt and the payment of certain transaction fees and expenses, net of the Company’s cash on hand. The consideration was funded in part with approximately $560 million of borrowings under GOV’s existing $750 million unsecured revolving credit facility.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Mergers and pursuant to the Merger Agreement, the Company ceased to exist and REIT Merger Sub continued as the surviving corporation. Effective as of the closing of the Mergers, all members of the board of trustees of the Company and all officers of the Company, including the executive officers listed below, ceased to be trustees or officers, as applicable, of the Company on October 2, 2017 pursuant to the terms of the Merger Agreement:

Robert Milkovich	President, Chief Executive Officer and Chief Operating Officer
Andrew P. Blocher	Executive Vice President, Chief Financial Officer and Treasurer
Samantha S. Gallagher	Executive Vice President, General Counsel and Secretary

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the REIT Merger Effective Time on October 2, 2017, the existing declaration of trust of REIT Merger Sub became the declaration of trust of the Surviving Company. The declaration of trust of the Surviving Company, which is filed as Exhibit 3.1 hereto, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Declaration of Trust of GOV NEW OPPTY REIT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST
(as successor by merger to First Potomac Realty Trust)

October 2, 2017	/s/ Mark Kleifges
Mark Kleifges Chief Financial Officer and Treasurer